                                                                    EXHIBIT 99.1

                        Report of Independent Auditors

Board of Directors
Zanova, Inc.

We have audited the accompanying balance sheet of Zanova, Inc. (formerly iTool.com, Inc.) as of December 31, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zanova, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Zanova, Inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred operating losses since its inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                          Ernst & Young LLP

March 5, 2000, except for Note 1 as
 to which the date is March 23, 2000

                                 Zanova, Inc.

                                Balance Sheets


                                                      December 31,       June 30,
                                                         1999             2000
                                                   ---------------------------------
                                                                       (Unaudited)
Assets
Current assets:
 Cash                                                   $ 2,066,803        $ 160,566
 Accounts receivable, less allowance for doubtful
  accounts of $22,614 and $-0- at December 31,
  1999 and June 30, 2000, respectively                       43,539           11,970
 Prepaid expenses                                            26,051            3,075
 Accounts receivable - other                                  7,500                -
                                                   ---------------------------------
Total current assets                                      2,143,893          175,611

Property and equipment:
 Machinery and equipment                                    351,487          498,967
 Furniture and fixtures                                      36,666           41,597
 Leasehold improvements                                      17,577           17,577
                                                   ---------------------------------
                                                            405,730          558,141
 Less accumulated depreciation                              (56,308)        (134,007)
                                                   ---------------------------------
                                                            349,422          424,134

Other assets                                                147,573          138,058

                                                   ---------------------------------
Total assets                                            $ 2,640,888        $ 737,803
                                                   =================================

                                                      December 31,        June 30,
                                                          1999              2000
                                                   ----------------------------------
                                                                        (Unaudited)
Liabilities and stockholders' equity
Current liabilities:
 Accounts payable                                       $   122,486       $    18,665
 Accrued compensation                                        30,973            55,624
 Deferred revenue                                           125,000           247,917
                                                   ----------------------------------
Total current liabilities                                   278,459           322,206

Stockholders' equity
Common stock, $0.001 par value, 20,000,000 shares
 authorized, 11,581,630 and 11,701,630 shares
 issued and outstanding at December 31, 1999 and
 June 30, 2000, respectively                                 11,582            11,702
Additional paid in capital                                4,752,608         5,195,303
Accumulated deficit                                      (2,401,761)       (4,791,408)
                                                   ----------------------------------
Total stockholders' equity                                2,362,429           415,597


                                                   ----------------------------------
Total liabilities and equity                            $ 2,640,888       $   737,803
                                                   ==================================

See accompanying notes.

                                 Zanova, Inc.

                           Statements of Operations


                                             Year ended             Six months ended
                                             December 31,                June 30,
                                                           ----------------------------
                                                 1999            2000             1999
                                        -----------------------------------------------
                                                                   (Unaudited)
Revenues:
 Website hosting and design               $   164,842      $   178,684        $  12,111
 License fees                                 173,000           79,657           93,000
 Other professional services                        -           32,220                -
                                          ---------------------------------------------
Total revenue                                 337,842          290,561          105,111

Operating Expenses:
 General and administrative                   374,520          771,205           55,413
 Selling and marketing                        509,795          592,382           62,398
 Product development                        1,361,444        1,353,460          288,250
                                          ---------------------------------------------
Total operating expenses                    2,245,759        2,717,047          406,061

Operating loss                             (1,907,917)      (2,426,486)        (300,950)

Other (expense) income:
 Interest income                               15,587           34,014                8
 Interest expense                             (16,398)          (1,800)          (7,475)
 Other income                                     274            4,625                -
                                          ---------------------------------------------
Total other (expense) income                     (537)          36,839           (7,467)
                                          ---------------------------------------------
Loss before income taxes                   (1,908,454)      (2,389,647)        (308,417)
Provision for income taxes                          -                -                -
                                          ---------------------------------------------
Net loss                                  $(1,908,454)     $(2,389,647)       $(308,417)
                                          =============================================


See accompanying notes.

                                 Zanova, Inc.

                 Statement of Changes in Stockholders' Equity

                     January 1, 1999 through June 30, 2000


                                                                                  Additional
                                                   Members'         Common          Paid-in         Accumulated
                                                    Equity          Stock           Capital           Deficit            Total
                                               ---------------   ------------   ---------------    --------------    --------------

Balance at January 1, 1999                          $ 414,500      $      -        $         -      $  (493,307)       $   (78,807)
Contributed capital                                     3,774             -                  -                -              3,774
Conversion of member equity to common stock          (418,274)           10            418,264                -                  -
Issuance of common stock (pre-split)                        -             7          1,027,997                -          1,028,004
1000 to 1 stock split                                       -        10,528            (10,528)               -                  -
Issuance of common stock (post-split)                       -         1,037          3,316,875                -          3,317,912
Net loss for period                                         -             -                  -       (1,908,454)        (1,908,454)
                                               --------------    ------------   ---------------    --------------    --------------
Balance at December 31, 1999                                -        11,582          4,752,608       (2,401,761)         2,362,429
Issuance of common stock (unaudited)                        -           123            453,942                -            454,065
Repurchase and cancellation of common stock                 -            (3)           (11,247)               -            (11,250)
 (unaudited)
Net loss for period (unaudited)                             -             -                  -       (2,389,647)        (2,389,647)
                                               ---------------   ------------   ---------------    --------------    --------------
Balance at June 30, 2000 (unaudited)                $       -      $ 11,702        $ 5,195,303      $(4,791,408)       $   415,597
                                               ===============   ============   ===============    ==============    ==============

See accompanying notes.

                                  Zanova, Inc.

                            Statements of Cash Flows

                                                                                      Six months ended
                                                                                           June 30
                                                     December 31, --------------------------------------------
                                                             1999                 2000                 1999
                                                  ------------------------------------------------------------
                                                                                          (Unaudited)
Operating Activities
Net loss                                                 $(1,908,454)         $(2,389,647)           $(308,417)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
   Depreciation                                               52,290               77,698                9,909
   Bad debt expense                                           22,614                    -                    -
   Investments taken as payment for license fees             (25,000)                   -                    -
   Changes in operating assets and liabilities:
     Accounts receivable                                     (62,216)              31,569                3,937
     Prepaid expenses and other assets                      (156,124)              39,991                    -
     Accounts payable and accrued compensation                85,100              (79,170)             (66,628)
     Deferred revenue                                        125,000              122,917                    -
                                                  ------------------------------------------------------------
Net cash used in operating activities                     (1,866,790)          (2,196,642)            (361,199)

Investing Activities
Purchases of property and equipment                         (362,864)            (152,410)             (26,645)
                                                  ------------------------------------------------------------
Net cash used in investing activities                       (362,864)            (152,410)             (26,645)

Financing Activities
Cash contributions from members                                3,774                    -                3,774
Proceeds from issuance of common stock                     4,345,916              454,065                    -
Payment for repurchase of common stock                             -              (11,250)                   -
Proceeds from member loans                                         -                    -              367,678
Repayment of member loans                                    (73,900)                   -                    -
                                                  ------------------------------------------------------------
Net cash provided by financing activities                  4,275,790              442,815              371,452
                                                  ------------------------------------------------------------
Increase (decrease) in cash                                2,046,136           (1,906,237)             (16,392)
Cash, beginning of period                                     20,667            2,066,803               20,667
                                                  ------------------------------------------------------------
Cash, end of period                                      $ 2,066,803          $   160,566            $   4,275
                                                  ============================================================

Supplemental cash flow information
Interest paid                                            $    16,398          $     1,800            $   7,475

See accompanying notes.

                                 Zanova, Inc.

                         Notes to Financial Statements

                               December 31, 1999
 (The information for the six months ended June 30, 2000 and June 30, 1999 is unaudited)


1. The Business

Zanova, Inc. (formerly iTool.com) (the Company), a Delaware corporation, was incorporated on May 26, 1999 and is the successor entity to iTOOL Technologies, LLC, effective June 22, 1999. On March 23, 2000, the Company changed its name from iTool.com to Zanova, Inc. The Company's main revenue source is the licensing of its proprietary and/or licensed software (iTool product) and providing the related Website hosting services to end users. The Company was sold on July 11, 2000 (see Note 8).

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company include the historical operating results of Zanova, Inc. and iTOOL Technologies, L.L.C. (iTOOL LLC), the limited liability company it operated as prior to its reorganization into a C Corp. form, for all periods presented. ITOOL LLC was merged into the Company on June 18, 1999. Prior to the merger the Company had been an inactive corporate entity which was formed exclusively to become the new ownership entity for the business. The ownership structure of the Company at the time of the merger was identical to that of iTOOL LLC, accordingly, the merger represents a change in the ownership structure and had no impact on the business. Accordingly, the accompanying financial statements have been presented on an as if pooling basis to reflect the common control of Zanova, Inc. and iTOOL LLC for all periods presented.

The combined financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred operating losses since inception and to date, has been funded through debt and equity infusions from certain principal stockholders and private placements of the Company's common stock. The inability of the Company to attract additional capital and ultimately, to achieve profitability, raises substantial doubt about the Company's ability to continue as a going concern.

                                  Zanova, Inc.

(The information for the six months ended June 30, 2000 and June 30, 1999 is unaudited)


2. Summary of Significant Accounting Policies (continued)

The Company's ultimate ability to continue as a going concern depends on the market acceptance of products utilizing its propriety technology, and the achievement of operating profits and positive cash flow. Management is in the process of pursuing additional equity financing through a private placement of the Company's common stock. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Interim Financial Information

The information furnished for the six months ended June 30, 1999 and 2000 is unaudited, but reflects, in the opinion of management, all adjustments, consisting of only normal recurring items, necessary for a fair presentation of the results for the interim periods presented. Interim results are not necessarily indicative of the results expected for a full year or any future period.

Reclassifications

Certain amounts in the 1999 financial statements have been reclassified to conform with the 2000 presentation.

Use of Estimates

These financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The company considers all liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents and are stated at cost, which approximates market.

                                  Zanova, Inc.

(The information for the six months ended June 30, 2000 and June 30, 1999 is unaudited)


2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment is stated at historical cost and is depreciated using the straight-line method over the estimated useful lives of the assets, ranging from three to five years.

Fair Value of Financial Instruments

At December 31, 1999, the Company has the following financial instruments: Cash and cash equivalents, accounts receivable, investments available for sale, accounts payable and accrued expenses. The carrying value of these financial instruments approximates their fair value based on their liquidity or short-term nature.

Income Taxes

Zanova, Inc. was incorporated as a C corporation on May 26, 1999 and accounts for income taxes according to Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes." On June 22, 1999 iTOOL LLC was merged with Zanova, Inc. and the merger was accounted for on an as if pooling basis to reflect the common control of Zanova, Inc. and iTOOL LLC. During the period the Company was a limited liability company from August 27, 1998 (inception) to June 22, 1999, any tax liability or tax benefits for federal and state income taxes in the United States resulting from the Company's operations during this period were passed through to the members of iTOOL LLC. Given that the Company is accounting for income taxes under SFAS No. 109, deferred income taxes, net of valuation allowances, are recorded to reflect the future tax consequences attributable to differences between the tax basis of assets and liabilities and their financial reporting amounts. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled.

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS No. 121) which requires impairment losses to be recorded on long-lived assets used in operations

                                  Zanova, Inc.

(The information for the six months ended June 30, 2000 and June 30, 1999 is unaudited)


2. Summary of Significant Accounting Policies (continued)

when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company has recorded no impairments during the periods presented in the accompanying financial statements.

Stock-Based Employee Compensation

The Company grants stock options for a fixed number of shares to employees with an exercise price equal to or greater than the fair value of the shares at the date of grant. Management of the Company determines the fair value of the underlying shares. The Company has adopted the disclosure-only provisions of the Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," accordingly recognizing no compensation expense for the fixed term employee stock option grants.

The Company also granted options to certain employees based upon the attainment of certain performance objectives. Given the variable nature of these grants the Company will record compensation expense for the difference between the exercise price and fair market value of the underlying common stock during the performance period.

Revenue Recognition

The Company has adopted Statement of Position 97-2 "Software Revenue Recognition" as amended by Statement of Position 98-4. Accordingly, revenue allocable to software licenses is recognized upon delivery of the software product to the end-user, unless the fee is not fixed or determinable or collectability is not probable. In software arrangements that include more than one element, the Company allocates the total arrangement fee among each deliverable based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence.

New Accounting Pronouncements

In December 1999, the Securities Exchange Commission issued Staff Accounting Bulletin (SAB) 101, Revenue Recognition in Financial Statements. The effective date of SAB 101 for the Company is no later than the fourth fiscal quarter of the year ending December 31, 2000. The Company is currently evaluating the effect of this SAB on its financial statements.

                                 Zanova, Inc.

  (The information for the six months ended June 30, 2000 and June 30, 1999 is unaudited)

2. Summary of Significant Accounting Policies (continued)

In March 2000, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25 (Interpretation No. 44). Interpretation No. 44 became effective July 1, 2000. The interpretation clarifies the application of APB Opinion No. 25 for certain issues, specifically, (a) the definition of an employee, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously compensation award in a business combination. The adoption of Interpretation No. 44 is not expected to have a significant impact on the Company's financial position or results of operations.

3. Related Party Transactions

The Company received, and was charged its proportionate share of, various services from APPSware Holdings, Inc. (a majority owner of the Company), including administrative, facilities, technical support and other services. Such charges were approximately $114,185 and $288,200 for the six months ended June 30, 2000 and 1999, respectively, and $555,000 for the year ended December 31, 1999. Of these charges approximately $11,455 and $27,000 remained unpaid as of June 30, 2000 and December 31, 1999, respectively.

The Company recognized $12,747 in revenue for services provided to APPSware Holding, Inc. for the six month period ended June 30, 2000. Of this revenue $11,970 remained uncollected as of June 30, 2000.

4. Income Taxes

The Company accounts for income taxes under FASB Statement No.109 "Accounting for Income Taxes." Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. As discussed in Note 1, on June 22, 1999 iTOOL LLC was merged into Zanova, Inc., at which time it became subject to federal and state income taxes. On the merger date, Zanova, Inc. had deferred tax assets of $15,958 for the effect of cumulative temporary differences of iTOOL LLC as of the merger date which were fully reserved through a valuation allowance.

                                 Zanova, Inc.

  (The information for the six months ended June 30, 2000 and June 30, 1999 is unaudited)

4. Income Taxes (continued)

Components of the Company's net deferred tax assets and liabilities as of December 31, 1999 are as follows:

                                                             Current        Noncurrent
                                                             -------------------------
     Deferred tax assets:
      Deferred revenue                                       $  47,038       $       -
      Write-down of investment                                  22,578               -
      Startup costs                                                  -          13,980
      Bad debt reserve                                           8,510               -
      Net operating loss carryforward                          537,260               -
                                                             -------------------------
                                                               615,386          13,980
     Valuation allowance                                      (615,386)         (1,048)
                                                             -------------------------
                                                                     -          12,932
     Deferred tax liabilities:
      Book basis in excess of tax basis for property
       & equipment                                                   -         (12,932)
                                                             -------------------------
                                                                     -         (12,932)
                                                             -------------------------
     Net deferred tax asset (liability)                      $       -       $       -
                                                             =========================

For financial reporting purposes, the majority of the assets have been offset by a valuation allowance of $616,434. The valuation allowance is a result of the Company's operating losses. The primary reason for the valuation allowance in 1999 was current period losses and $42,408 of deferred start-up costs existing at the date of the C-Corp election (resulted in recording of $15,958 of deferred tax assets at election which were fully reserved). At December 31, 1999, the Company has a net operating loss carryforward of approximately $1,428,000 for federal and state income tax purposes that begins to expire in the years 2019 and 2004 for federal and state purposes, respectively.

                                 Zanova, Inc.

  (The information for the six months ended June 30, 2000 and June 30, 1999 is unaudited)

5. Stockholder's Equity

iTOOL LLC was formed on August 27, 1998, at which time the members contributed $414,500. The contribution consisted of cash, fixed assets and contributed services. On May 26, 1999 iTool.com was incorporated with 10,000 shares of common stock, par value $.001 per share being authorized. Pursuant to an Agreement and Plan of Merger dated June 18, 1999, a merger was consummated between iTOOL LLC and Zanova, Inc. in which Zanova, Inc. issued 9,845 common stock shares for 100 percent of the members interest in iTOOL LLC. On June 21, 1999 the stockholders of the Company approved an amendment to the Company's certificate of incorporation to increase the authorized common shares from 10,000 to 20,000. On June 21, 1999 the Company's Board of Directors approved a 1,000 to 1 stock split to shareholders of record as of the close of business on June 30, 1999, in the form of a stock dividend. The stock split resulted in the issuance of 10,534,455 additional shares of common stock, and a transfer of $10,534 from paid-in-capital. As a result of the stock split, the shareholders approved a second amendment to the Company's certificate of incorporation increasing the authorized common stock shares from 20,000 to 20,000,000. All references to per share amounts throughout this report reflect this stock split.

During January 2000, the Company canceled 3,000 shares of common stock which were repurchased from a shareholder for $11,250, the amount originally paid by the shareholder in fiscal year 1999. During March 2000, the Company issued 123,000 shares of common stock for net proceeds of $454,065.

6. Stock Options and Warrants

The Company has a stock option and incentive plan whereby options to purchase shares of the Company's common stock are granted at a price equal to the estimated fair value of the stock on the date of the grant as determined by the committee administering the plan. The Plan provides for the granting of both fixed and variable options for financial accounting purposes. Options may be exercised upon vesting, which generally occurs over a period of three years. Options expire upon the earlier of five years from the grant date or 90 days after termination of employment. The Company has reserved 1,300,000 shares of common stock for issuance under the stock option plan.

Pro forma information regarding net income is required by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that

                                 Zanova, Inc.

  (The information for the six months ended June 30, 2000 and June 30, 1999 is unaudited)

6. Stock Options and Warrants (continued)

Statement. The fair value for these options was estimated at the date of grant using the minimum value method with the following assumptions: risk-free interest rates of 5.50 percent; dividend yields of 0.0 percent; and an expected life of an option of five years.

Option valuation models require the input of highly subjective assumptions including the expected life of an option. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. For purposes of pro forma disclosures, the estimated fair value of the options was amortized to expense over the vesting period of the options outstanding. The Company's pro forma net loss in 1999, is $1,954,510.

Summary information related to the fixed options which vest ratably over three years and expire five years after the date of grant are as follows:

                                                         Number of       Number of                      Weighted-
                                                           Shares        Options                         Average
                                                           Under        Immediately                      Exercise
                                                           Option       Exercisable     Option Price      Price
                                                      ------------------------------------------------------------
     Options outstanding at January 1, 1999                     -                       $          -      $      -

      Granted                                           1,059,168                        1.75 - 3.75          2.49
      Canceled                                                  -                                  -             -
      Exercised                                                 -                                  -             -
                                                      -----------                       --------------------------
     Options outstanding at December 31, 1999           1,059,168         222,057        1.75 - 3.75          2.49
      Granted                                             181,500               -               3.75          3.75
      Canceled                                            208,702                        1.75 - 3.75          3.32
      Exercised                                                 -                                  -             -
                                                      -----------                       --------------------------
     Options outstanding at June 30, 2000               1,031,966         239,470        1.75 - 3.75          2.55
                                                      ===========                       ==========================

The Company has also granted options for up to 105,000 shares of common stock at $3.75 per share to certain employees based upon the attaining of certain performance objectives. Under the plan these shares become exercisable if certain sales related performance criteria are met by December 31, 2000. As of June 30, 2000, the 105,000 options granted which were based on the attainment of certain performance objectives were canceled.

                                 Zanova, Inc.

  (The information for the six months ended June 30, 2000 and June 30, 1999 is unaudited)

6. Stock Options and Warrants (continued)

The weighted-average fair value of options granted during 1999 was $0.63. The weighted-average remaining contractual life for options outstanding at December 31, 1999 was 4.69 years. The weighted average exercise price for exercisable options was $1.75.

In connection with the sale of its common shares the Company issued certain immediately vested warrants to the third party who sold the common shares. The warrants were issued at a strike price of 20 percent greater than the sale price of the related common shares and expire five years after the date of issuance. At December 31, 1999 there were 140,000 warrants to purchase common shares at $2.10 per share and 200,000 warrants to purchase common shares at $4.50 per share.

7. Commitments and Contingencies

In the ordinary course of business, the Company may become a party to pending or threatened litigation. Management does not believe the resolution of such matters will have a material adverse impact on the Company's financial position.

The Company is obligated under a noncancelable operating lease for office space used by the Company. The following is a schedule by year of future minimum rental payments required under the operating lease which has a remaining noncancelable lease term in excess of one year as of December 31, 1999.

     2000                                            $148,248
     2001                                             148,248
     2002                                             148,248
     2003                                             148,248
     2004                                              24,708
                                                     --------
                                                     $617,700
                                                     ========

Total rent expense was $73,234 and $-0- for the six months ended June 30, 2000 and 1999, respectively, and $51,972 for the year ended December 31, 1999.

                                 Zanova, Inc.

  (The information for the six months ended June 30, 2000 and June 30, 1999 is unaudited)

8. Subsequent Events

On June 9, 2000, the Company entered into a purchase agreement with Onvia.com, Inc., to sell all the issued and outstanding shares of the Company in exchange for approximately 2,470,520 shares of Onvia.com, Inc. common stock. The merger was approved by the Company's stockholders on July 5, 2000 and was consummated on July 11, 2000.

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